AMENDMENT NO. 13

TO MASTER REPURCHASE AGREEMENT

Amendment No. 13 dated as of August 15, 2006 (this “Amendment”), by and between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), ENCORE CREDIT CORP., (“ECC” and a “Seller”), ECC CAPITAL CORPORATION (“ECC Capital” and a “Seller”), BRAVO CREDIT CORPORATION (“Bravo” and a “Seller”, and together with ECC, ECC Capital and Bravo, the “Sellers”).

RECITALS

The Buyer, ECC, ECC Capital and Bravo are parties to that certain Master Repurchase Agreement, dated as of February 18, 2005, as amended by Amendment No. 1, dated as of July 21, 2005, Amendment No. 2, dated as of August 15, 2005, Amendment No. 3, dated as of August 19, 2005, Amendment No. 4, dated as of September 6, 2005, Amendment No. 5, dated as of September 30, 2005, Amendment No. 6, dated as of November 29, 2005, Amendment No. 7, dated as of January 12, 2006, Amendment No. 8, dated as of April 11, 2006, Amendment No. 9, dated as of May 1, 2006, Amendment No. 10, dated as of June 28, 2006, Amendment No. 11, dated as of July 31, 2006 and Amendment No. 12, dated as of August 14, 2006 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer, ECC, ECC Capital and Bravo have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer, ECC, ECC Capital and Bravo hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 adding the following definitions in their proper alphabetical order:

“40/30 Mortgage Loan” means a Mortgage Loan which has an original term to maturity of not more than thirty years from commencement of amortization, with a balloon payment in year thirty based upon a forty year amortization schedule.

“50/30 Mortgage Loan” means a Mortgage Loan which has an original term to maturity of not more than thirty years from commencement of amortization, with a balloon payment in year thirty based upon a fifty year amortization schedule.

“Forty-Year Mortgage Loan” shall mean a Mortgage Loan which has an original term to maturity of not more than forty years from commencement of amortization.

1.2 deleting the definitions of “LIBOR”, “Market Value”, “Maximum Aggregate Purchase Price” and “Termination Date” in their entirety and replacing them with the following language:

“LIBOR” means for each day, the rate of interest (calculated on a per annum basis) equal to the one month British Bankers Association Rate as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on such date of determination, and if such rate shall not be so quoted, the rate per annum at which Buyer is offered Dollar deposits at or about 11:00 a.m., (New York City time), on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.

“Market Value” means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good faith discretion. Without limiting the generality of the foregoing, each Seller acknowledges that (a) in the event that a Purchased Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Market Value for such Mortgage Loan to be no greater than par and (b) the Market Value of a Purchased Mortgage Loan may be reduced (including to zero) by Buyer if:

(i) a breach of a representation, warranty or covenant made by a Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing and such breach would be reasonably likely to adversely affect the value of such Purchased Mortgage Loan;

(ii) such Purchased Mortgage Loan (other than a Repurchased Mortgage Loan) is a Non-Performing Mortgage Loan;

(iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

(iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of forty-five (45) calendar days;

(v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than (a) 120 days for all Mortgage Loans other than Aged Loans or Repurchased Mortgage Loans and (b) 180 days with respect to each Aged Loan or Repurchased Mortgage Loan;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) such Purchased Mortgage Loan is no longer acceptable for purchase by Buyer (or an Affiliate thereof) under any of the flow purchase or conduit programs for which a Seller then has been approved due to a Requirement of Law relating to consumer credit laws or otherwise;

(viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Repurchased Mortgage Loans that are Purchased Mortgage Loans exceeds $15 million;

(ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged Loans (other than Repurchased Mortgage Loans) that are Purchased Mortgage Loans exceeds $20 million;

(x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans (including HELOCs) that are Purchased Mortgage Loans exceeds $50 million;

(xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all HELOCs that are Purchased Mortgage Loans exceeds $30 million;

(xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans for which the credit quality is below that of a B Credit Mortgage Loan exceeds 5% of the Maximum Aggregate Purchase Price;

(xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans for which the origination date with respect to such Mortgage Loan is greater than thirty (30) days prior to the related Purchase Date but not greater than sixty (60) days prior to the related Purchase Date exceeds $50,000,000;

(xiv) during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Purchase Price;

(xv) other than during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price;

(xvi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans for which the related Mortgagor has a FICO score of 600 or less exceeds 45% of the Maximum Aggregate Purchase Price;

(xvii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans for which the related Mortgagor has a FICO score of 580 or less exceeds 15% of the Maximum Aggregate Purchase Price;

(xviii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Interest Only Loans, Forty-Year Mortgage Loans, 40/30 Mortgage Loans and 50/30 Mortgage Loans, combined, that are Purchased Mortgage Loans exceeds 60% of the Maximum Aggregate Purchase Price;

(xix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all 50/30 Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price;

(xx) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Interest Only Loans that are Purchased Mortgage Loans exceeds 15% of the Maximum Aggregate Purchase Price; and

(xxi) such Purchased Mortgage Loan is a Repurchased Mortgage Loan for which the Mortgaged Property has been foreclosed upon or has been converted to REO Property.

“Maximum Aggregate Purchase Price” means SIX HUNDRED MILLION DOLLARS ($600,000,000).

“Termination Date” means the earlier of (a) January 31, 2007, and (b) the date of the occurrence of an Event of Default.

SECTION 2. Schedules. Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting subsections (r) and (y) in their entirety and replacing them with the following:

“(r) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Other than respect to HELOCs, principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. Other than with respect to a HELOC, or the Credit Limit, with respect to a HELOC, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to a balloon payment in the case of a 40/30 Mortgage Loan and a 50/30 Mortgage Loan and subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization (except with respect to any 40/30 Mortgage Loan, 50/30 Mortgage Loan or Forty-Year Mortgage Loans). No 40/30 Mortgage Loan or 50/30 Mortgage Loan has a balloon payment due prior to the date which is 15 years following the origination date. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note. With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first ten years following the date of origination. Each HELOC will amortize within 30 years from the date of origination.”

“(y) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by each Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan (except with respect to 40/30 Mortgage Loans or 50/30 Mortgage Loans) and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.”

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof, (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.2 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Seller; and

(ii) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement (except to the extent that such representation or warranty expressly relates to an earlier date).

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their authorized representatives thereunto duly authorized as of the day and year first above written.

Buyer:

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC,
as Buyer

By: Bruce S. Kaiserman
Name: Bruce S. Kaiserman
Title: Vice President

Sellers:

ENCORE CREDIT CORP.

By: Shahid S. Asghar
Name: Shahid S. Asghar
Title: Executive Vice President

ECC CAPITAL CORPORATION

By: Shahid S. Asghar
Name: Shahid S. Asghar
Title: President and Co-CEO

BRAVO CREDIT CORPORATION

By: Shahid S. Asghar
Name: Shahid S. Asghar
Title: President and Co-CEO